UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2013

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4567 TELEPHONE ROAD, SUITE 100		93003
VENTURA, CALIFORNIA		(Zip Code)
(Address of Principal Executive Offices)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2013, the board of directors of Clean Diesel Technologies, Inc. (the “Company”) appointed Lon E. Bell, Ph.D. to the Company’s board of directors to serve for a term expiring at the Company’s annual meeting of stockholders in 2014.

Dr. Bell, age 72, founded Gentherm Inc. (NASDAQ:THRM), formerly Amerigon Inc., a global developer and marketer of thermal management technologies for heating and cooling and temperature control applications, in 1991, and was a consultant to Gentherm from December 2010 to December 2012.   Prior to serving as a consultant, Dr. Bell held a number of positions at Gentherm including chief technology officer until December 2010, director of technology until 2000, chairman and chief executive officer until 1999, and president until 1997.  Dr. Bell also served as the chief executive officer and president of BSST LLC, a subsidiary of Gentherm, from September 2000 to December 2010, and as a director of Gentherm from 1991 to 2012.   In 1994, Dr. Bell co-founded Mahindra Reva Electric Vehicles Pvt. Ltd, an electric vehicle technology company, and currently serves as a member of the board of directors.  Dr. Bell also co-founded Technar Incorporated, which developed and manufactured automotive components, and served as its chairman and president until 1986 when Dr. Bell sold his majority ownership position to TRW Inc.   Dr. Bell continued to serve Technar, then known as TRW Technar, in a managerial capacity as the company’s president until 1991.  Dr. Bell currently serves as a director of ClearSign Combustion Corporation (NASDAQ:CLIR), Ideal Power Converters, Inc., and Aura Systems Inc.  Dr. Bell received a B.S. in Mathematics, a M.S. in Rocket Propulsion, and a Ph.D. in Mechanical Engineering from the California Institute of Technology.

There is no arrangement or understanding between Dr. Bell and any other person pursuant to which Dr. Bell was selected as a director.  For his service as a non-employee member of the board, Dr. Bell will participate in the non-employee director compensation arrangements described under the heading “Director Compensation” in the Company’s proxy statement delivered in connection with the 2013 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 5, 2013, pursuant to which Dr. Bell will receive $25,000 per year and an annual grant of stock options to acquire 5,000 shares of common stock at an exercise price equal to fair market value on the date of grant.  There are no related person transactions involving Dr. Bell that are reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

          On June 20, 2013, the Company issued a press release announcing the completion of a strategic review of its business.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Press release dated June 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

June 20, 2013	By:	/s/ Nikhil A. Mehta
Name: Nikhil A. Mehta
Title: Chief Financial Officer